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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-91650 and No. 33352517), pertaining to the Employee Stock Incentive Plan of The Sirena Apparel Group, Inc. of our report dated September 9, 1998, with respect to the financial statements and schedule of The Sirena Apparel Group, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.



                                      /s/   ERNST & YOUNG LLP






Los Angeles, California
September 24, 1998